Exhibit 99.1

Viper Energy, Inc. Provides Financial and Operating Update for the First Quarter of 2025

MIDLAND, Texas, April 16, 2025 (GLOBE NEWSWIRE) – Viper Energy, Inc. (NASDAQ: VNOM) (“Viper” or the “Company”), a subsidiary of Diamondback Energy, Inc. (NASDAQ:FANG) (“Diamondback”), today provided a financial and operating update for the first quarter of 2025. The Company is releasing this information to provide flexibility to opportunistically continue its stock repurchase program given the current market volatility.

FIRST QUARTER 2025 HIGHLIGHTS

•Average production of 31,311 bo/d (57,367 boe/d)
•Average unhedged realized prices of $71.33 per barrel of oil, $24.52 per barrel of natural gas liquids and $2.08 per Mcf of natural gas
•Average hedged realized prices of $70.26 per barrel of oil, $24.52 per barrel of natural gas liquids and $3.74 per Mcf of natural gas
•Realized commodity hedging gains of $9.1 million

SECOND QUARTER 2025 HIGHLIGHTS

•As of April 15, 2025, repurchased 176,771 shares of common stock to date in Q2 2025 for $6.6 million, excluding excise tax (at a weighted average price of $37.27 per share); $427.6 million remaining on Viper’s current share buyback authorization

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding Viper’s: future performance; business strategy; future operations; estimates and projections of operating income, losses, costs and expenses, returns, cash flow, and financial position; production levels on properties in which Viper has mineral and royalty interests, developmental activity by other operators; reserve estimates and Viper’s ability to replace or increase reserves; anticipated benefits or other effects of strategic transactions; and plans and objectives (including Diamondback’s plans for developing Viper’s acreage and Viper’s cash dividend policy and common stock repurchase program) are forward-looking statements. When used in this news release, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) as they relate to Viper are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although Viper believes that the expectations and assumptions reflected in its forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond its control. Accordingly, forward-looking statements are not guarantees of Viper’s future performance and the actual outcomes could differ materially from what Viper expressed in its forward-looking statements.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following: changes in supply and demand levels for oil, natural gas, and natural gas liquids, and the resulting impact on the price for those commodities; the impact of public health crises, including epidemic or pandemic diseases, and any related company or government policies or actions; actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments, including any impact of the ongoing war in Ukraine and the Israel-Hamas war on the global energy markets and geopolitical stability; instability in the financial sector; higher interest rates and their impact on the cost of capital; regional supply and demand factors, including delays, curtailment delays or interruptions of production on Viper’s mineral and royalty acreage, or governmental orders, rules or regulations that impose production limits on such acreage; federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations; physical and transition risks relating to climate change and the risks and other factors disclosed in Viper’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the Securities and Exchange Commission's web site at http://www.sec.gov.

In light of these factors, the events anticipated by Viper’s forward-looking statements may not occur at the time anticipated or at all. Moreover, the new risks emerge from time to time. Viper cannot predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements it may make. Accordingly, you should not place undue reliance on any forward-looking statements made in this news release. All forward-looking statements speak only as of the date of this news release or, if earlier, as of the date they were made. Viper does not intend to, and disclaims any obligation to, update or revise any forward-looking statements unless required by applicable law.

Investor Contact:
Chip Seale
+1 432.247.6218
cseale@viperenergy.com